Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294454

PROSPECTUS SUPPLEMENT

(to the Prospectus dated March 27, 2026)

2,451,490 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,017,499 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering (i) 2,437,060 shares of its common stock, $0.0001 par value per share (“Common Stock”), at an offering price of $6.80 per share, (ii) 14,430 shares of Common Stock to a member our Board of Directors at an offering price of $6.93 per share and (iii) pre-funded warrants to purchase 1,017,499 shares of Common Stock, at an offering price of $6.7999 per pre-funded warrant, (each a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement also relates to the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants. The Common Stock and the Pre-Funded Warrants are being sold on a “reasonable best efforts” basis. See “Plan of Distribution.”

The Pre-Funded Warrants will not have an expiration date and will be exercisable immediately, subject to the exercise limitations described herein. The exercise price for each Pre-Funded Warrant will be equal to $0.0001 per share of Common Stock. We are offering to those purchasers whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of purchasing common stock, Pre-Funded Warrants to purchase up to an aggregate of shares of our common stock. Each Pre-Funded Warrant will be exercisable for one share of our common stock at any time at the option of the holder until such Pre-Funded Warrant is exercised in full, provided that the holder will be prohibited from exercising Pre-Funded Warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “DRIO.” On July 21, 2026, the last reported sale price for our Common Stock on Nasdaq was $7.00 per share.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect that the liquidity of the Pre-Funded Warrants will be limited.

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Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have engaged A.G.P./Alliance Global Partners (the “Placement Agent”) to act as our sole placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to solicit offers for the securities offered by this prospectus supplement and accompanying prospectus. The Placement Agent does not have any obligation to sell any specific number or dollar amount of the securities being offered hereby, nor are we requiring any minimum purchase or sale of any specific number of securities in order for us to consummate this offering. The Placement Agent is not purchasing or selling any of the securities we are offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth in this prospectus supplement. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus supplement. In addition, because there is no escrow account, trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. We have agreed to pay the Placement Agent the commissions set forth in the table below. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total(3)
Public Offering Price(4)	$6.80	$6.7999	$23,590,899
Placement Agent fees(1)	$0.1392	$0.1392	$482,808
Proceeds, before expenses, to us(2)	$6.6608	$6.6607	$23,108,091

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to (i) 6.00% of the aggregate proceeds from the sale of the securities sold in this offering to certain investors and (ii) 1.00% of the aggregate proceeds from the sale of the securities sold in this offering to certain other investors. The Company has agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” for additional disclosure regarding Placement Agent’s compensation

(2)	Does not give effect to any exercise of any Pre-Funded Warrants being issued in this offering.

(3)	Reflects actual amounts.

(4)	A member our Board of Directors participated in the offering by purchasing 14,430 shares of Common Stock at an offering price of $6.93 per share, representing an aggregate purchase price of approximately $100,000.

A member our Board of Directors participated in the offering by purchasing 14,430 shares of Common Stock at an offering price of $6.93 per share, representing an aggregate purchase price of approximately $100,000. The Placement Agent will receive a fee equal to 1.00% of the aggregate proceeds from the sale of the securities sold to these persons.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about July 23, 2026, subject to the satisfaction of certain closing conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is July 22, 2026.

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-294454) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide you with information that is different from the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus prepared by or on our behalf to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you.

The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the shares of Common Stock and Pre-Funded Warrants offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of such securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and Pre-Funded Warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain market data and industry statistics and forecasts that are based on independent industry publications, other publicly available information and our internal sources and estimates. Although we believe that third-party sources are reliable, we do not guarantee the accuracy or completeness of the information extracted from these sources and we have not independently verified such information. Similarly, while we believe our management estimates to be reasonable, they have not been verified by any independent sources. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus supplement, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Forecasts and other forward-looking estimates about our industry or our performance within our industry are subject to the risks and uncertainties regarding forward-looking statements described under the caption “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.

When used, unless the context requires otherwise, the terms “Dario,” “DarioHealth,” “the Company,” “we,” “our,” and “us” refer to DarioHealth Corp., a Delaware corporation and our subsidiaries LabStyle Innovation Ltd., an Israeli company, PsyInnovations Inc., a Delaware corporation, Twill, Inc., a Delaware corporation, DarioHealth India Services Pvt. Ltd., an Indian company, and Dario Care LLC, a Delaware limited liability company. Dario is registered as a trademark in the United States, China, Canada, Hong Kong, Australia, Brazil, the EU, and is also registered as a WO (WIPO registration). “DarioHealth” is registered as a trademark in the United States, Israel, China, Canada, Australia, India, Japan, the EU, and as a WO.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights and supplements selected information, including information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and accompanying prospectus, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement forms a part.

Our Company

We are a vertically integrated health intelligence platform with a mission to power the behavior changes that drive better health. Unlike software-only digital health platforms, we own the complete chain of value in chronic care management – connected U.S. Food and Drug Administration-cleared hardware devices that generate continuous physiological data, artificial intelligence (“AI”) built on that proprietary data, and a behavior change and coaching layer validated through over 100 peer-reviewed clinical studies. We are committed to transforming healthcare by delivering a comprehensive and highly engaging whole-person health platform, which enables us to create a future where healthy change is effortless and accessible to all.

At the core of our mission and vision is engagement. We believe that most existing digital health solutions in the market fail to deliver improved health outcomes because users are not engaged due to a lack relevance, personalization, consumerization, and longitudinal data and information. We, and our acquired companies, first commercialized our digital behavioral health products in the direct-to-consumer (“D2C”) marketplace, and we continue to use the D2C marketplace as a sandbox and laboratory to innovation. These consumers pay for these digital health products out of their own pockets and are therefore the most value driven among all healthcare consumers. These consumers demanded that we deliver highly engaging user experiences that deliver strong clinical health outcomes for which consumers will pay. If users are not engaged in digital solutions over a long period of time, they cannot change their behavior and they cannot get healthier – we first deliver engagement followed by sustained behavior change that then leads to measurable health outcomes and improvement. We believe that our D2C marketplace roots and continued focus delivers better user experiences, longer sustained engagement, stronger clinical outcomes, at the most affordable prices, that then delivers the highest return on investment (“ROI”) in the industry.

Our whole-person health model includes the following five elements:

1.	Physical Health: Focuses on the prevention and treatment of physical ailments; primarily cardiometabolic and musculoskeletal conditions.

2.	Mental Health: Addresses emotional and psychological well-being, including stress management, as well as clinical anxiety, and depression across all levels of severity.

3.	Social and Environmental Factors: Considers influences like socioeconomic status, community resources, housing, and education.

4.	Individualized Care: Tailored user journey and care plans that respect personal goals, cultural values, and life circumstances.

5.	Integration of Clinical Services: Combines different healthcare providers and systems to deliver seamless care for both physical and mental health needs.

We have created our whole-person healthcare solution through both organic development and acquisitions of leading companies across several therapeutic areas. As a digital health consolidation leader, we have acquired companies that have spent over a decade and nearly $525 million, in combination with our own investment, to develop and deliver the most engaging whole-person health platform in the market to empower individuals to achieve their optimal health through data-driven, precision AI personalized care solutions that integrate the management of physical and mental health needs.

Leveraging advanced analytics, data-driven AI precision and personalization, a deep understanding of consumer behavior, user-centric technology, and a holistic approach, we provide tailored interventions that meet the unique needs of each user to deliver the health industry’s highest levels of user activation and sustained engagement. Our digital self-care solutions ensure optimal levels of clinical outcomes with the highest levels of clinical efficacy by empowering users to overcome the psychological, social, and physical barriers to effective and sustainable behavior change.

With our whole-person digital health platform, we address a broad range of health needs, including chronic condition management (e.g., diabetes, hypertension, obesity, and musculoskeletal issues), behavioral health (e.g., stress, anxiety, and depression), and preventive care. By integrating digital therapeutics and well-being solutions with real-time data monitoring and access to professional care teams, we ensure an AI driven adaptive and continuous care experience that combines digital self-care, with virtual coaching, and virtual clinical care. As of 2026, our eligible user base spans millions of individuals worldwide, supported by collaborations with employers, health plans, pharmaceutical companies, and providers aiming to deliver instant access to the highest quality and most effective self-care and virtual human care that delivers the optimal level of clinical utilization to ensure the best value and outcomes to our users and customers.

Who We Serve

DarioHealth serves four key markets:

1.	Employers: We work with medium-to-large employers, including some of the world’s largest tech companies, to offer chronic condition solutions that drive meaningful healthcare savings and ROI.

2.	Health Plans: We partner with leading national and regional health plans, specializing in behavioral health for Medicare and Medicaid populations, and expanding into broader chronic condition management.

3.	Pharmaceutical Companies: We help pharma partners with patient engagement, improving adherence, and leveraging data analytics to optimize treatment pathways.

4.	Direct-to-Consumer: This is our historical foundation and remains an innovation lab where we test new solutions before launching them in business-to-business markets.

How We Generate Revenue

Our revenue comes from subscription-based models priced per member or per engaged user, often combined with milestone payments and performance-based guarantees. We differentiate ourselves through risk-based agreements tied to measurable health outcomes, ensuring aligned incentives and maximizing ROI for our customers.

Corporate Information

Our address is 322 W. 57th St., New York, New York 10019, and our telephone number is +(972)-4-770-4042. Our corporate website is: www.dariohealth.com. The content of our website shall not be deemed incorporated by reference in this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC's website at http://www.sec.gov.

THE OFFERING

Common stock being offered by us	2,451,490 shares of our common stock.

Pre-Funded Warrants Offered by Us

1,017,499 Pre-Funded Warrants to purchase shares of Common Stock. Each Pre-Funded Warrant will have an exercise price equal to $0.0001 per share and will be exercisable immediately. The Pre-Funded Warrants will not have an expiration date. See “Description of Securities—Description of Pre-Funded Warrants.”

Offering Price	$6.80 per share of Common Stock and $6.7999 per Pre-Funded Warrant. A member of the Company's Board of Directors participated in the offering by purchasing 14,430 shares of Common Stock at an offering price of $6.93 per share, representing an aggregate purchase price of approximately $100,000.

Common stock outstanding prior to this offering	7,341,866 shares of Common Stock.

Common stock to be outstanding after this offering	9,793,356 shares of Common Stock, assuming no exercise of Pre-Funded Warrants sold by us.
Plan of Distribution	See “Plan of Distribution” beginning on page S-21.

Use of proceeds	We estimate that net proceeds from this offering will be approximately $23.6 million, after deducting Placement Agent commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants. We currently intend to use the net proceeds from the offering working capital, investments, acquisitions, and general corporate purposes. See the section titled “Use of Proceeds.”

Risk factors	Investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities offered in this offering.

Listing on Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “DRIO.”

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Pre-Funded Warrants will be limited.

Unless we indicate otherwise, all information in this prospectus supplement is based on 7,341,866 shares of common stock outstanding as of July 21, 2026, and excludes:

•	2,377,553 shares of Common Stock issuable upon the exercise of certain outstanding pre-funded warrants;

•	316,365 shares of Common Stock reserved for issuance under our 2020 Stock Plan; and

•	628,493 shares of common stock issuable upon the exercise of warrants; at a weighted average exercise price of $22.52 per share.

Unless otherwise stated, information in this prospectus supplement assumes no further exercise of outstanding options or securities convertible into or exercisable for our Common Stock; no future issuances by us of shares of our Common Stock or securities convertible into or exercisable for our Common Stock, including as part of any future offerings of such securities; and no exercise of the Pre-Funded Warrants offered in this prospectus supplement.

A member of the Company's Board of Directors participated in the offering by purchasing 14,430 shares of Common Stock at an offering price of $6.93 per share, representing an aggregate purchase price of approximately $100,000. The Placement Agent will receive a fee equal to 1.00% of the aggregate proceeds from the sale of the securities sold to these persons.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the following section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering and Ownership of our Common Stock

We do not currently have sufficient working capital to fund our planned operations for the next twelve months. There is uncertainty regarding our ability to raise additional capital and as such, there is substantial doubt regarding our ability to continue as a going concern.

As of March 31, 2026, we had $20.0 million of cash and cash equivalents and short-term bank deposits and current liabilities of $9.4 million. We believe that our existing cash and cash equivalents will not be sufficient to fund our projected operating requirements for at least the next 12 months from the issuance date of our interim financial statements.

Our unaudited financial statements for the three months ended March 31, 2026 were prepared under the assumption that we would continue as a going concern. However, as noted in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026 (the “Q1 2026 Quarterly Report”), we concluded that there is substantial doubt about our ability to continue as a going concern, because without additional sources of funding, our cash and cash equivalents and short-term investments on March 31, 2026 were not sufficient for us to fund our planned operations for the next twelve months after the date that the unaudited financial statements included in the Q1 2026 Quarterly Report were issued. Management’s plans concerning these matters, including raising additional capital, are described in “Part I – Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources” of the Q1 2026 Quarterly Report and Note 1 of our unaudited financial statements included within the Q1 2026 Quarterly Report, which are incorporated herein by reference. We continue to evaluate options to further finance our operating cash needs through a combination of some, or all, of the following: equity and debt offerings, collaborations, strategic partnerships, and marketing, distribution or licensing arrangements. However, we cannot guarantee that we will be able to obtain any or sufficient additional funding or that such funding, if available, will be obtainable on terms satisfactory to us. If we are unable to obtain additional financing, we may be required to delay, reduce or eliminate product development, commercialization, sales and marketing activities, or other strategic initiatives, which could materially adversely affect our business, financial condition and prospects. If we are unable to continue as a going concern, investors may lose all or a substantial portion of their investment in our securities.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. Our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of any product candidates we may develop. Pending their use, we may invest our cash, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See “Use of Proceeds.”

Future sales of shares of our Common Stock, or the perception that such sales may occur, could depress our share price, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception by investors that our stockholders intend to sell substantial amounts of our Common Stock in the public market, could depress the market price of our Common Stock even if our business is doing well.

All of the shares of common stock sold in this offering, as well as shares issued upon the exercise of options and warrants granted to persons other than our officers and directors, are freely transferable without restrictions or further registration under the Securities Act of 1933, as amended (the “Securities Act”). If our large stockholders, or any of our other executive officers or directors were to sell a substantial portion of our Common Stock, or if the market perceived that any such stockholders or other executive officers or directors intends to sell shares of our common stock, such sale or perception could negatively affect our Common Stock price.

The market price of our Common Stock has been, and may continue to be, highly volatile, and such volatility could cause the market price of our common stock to decrease and could cause you to lose some or all of your investment in our Common Stock.

Our Common Stock has experienced significant price volatility in the past, and our stock price may continue to fluctuate significantly. The market price of our Common Stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	our ability to grow our revenue;
•	the announcement of new products or product enhancements by us or our competitors;
•	developments concerning regulatory oversight and approvals;
•	variations in our and our competitors’ results of operations;
•	successes or challenges in our collaborative arrangements or alternative funding sources;
•	developments in the health care and life science industries;
•	future issuances of Common Stock or other securities;
•	the addition or departure of key personnel;
•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and
•	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and the market for digital health and biotechnology companies in particular, has recently experienced extreme price and volume fluctuations. The volatility of our Common Stock is further exacerbated due to its low trading volume. Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our common stock and the loss of some or all of your investment.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In March 2026, we entered into a sales agreement (the “Sales Agreement”), with A.G.P./Alliance Global Partners pursuant to which we may sell and issue shares of our common stock having an aggregate offering price of up to $20.0 million from time to time in sales that are deemed to be “at-the-market offerings” (the “ATM Facility”) as defined in Rule 415(a)(4) under the Securities Act. Through the date of this prospectus supplement, we have sold an aggregate of 14,191 shares under the Sales Agreement for total gross proceeds of approximately $0.1 million. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of the Common Stock (including the Common Stock issuable upon exercise of Pre-Funded Warrants).

We have never paid dividends and do not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects and other factors our board of directors may deem relevant. If we do not pay dividends, the Common Stock (including the Common Stock issuable upon exercise of Pre-Funded Warrants) may be less valuable because a return on your investment will only occur if the price per share of Common Stock appreciates and you sell the Common Stock thereafter.

This offering is being conducted on a “reasonable best efforts” basis.

The Placement Agent is offering the shares of Common Stock and Pre-Funded Warrants on a “reasonable best efforts” basis, and the Placement Agent is under no obligation to purchase any securities for its own account. The Placement Agent is not required to sell any specific number or dollar amount of shares of Common Stock and Pre-Funded Warrants in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “reasonable best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

Risks Related to the Pre-Funded Warrants

The Pre-Funded Warrants are speculative in nature.

Commencing on the date of issuance, holders of Pre-Funded Warrants may exercise their right to acquire Common Stock and pay an exercise price per share equal to $0.0001 per share, subject to certain adjustments, without expiration. Following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market price of the Common Stock will ever equal or exceed their imputed offering price.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of the Pre-Funded Warrants will have no rights as a holder of Common Stock until such holders exercise their Pre-Funded Warrants and acquire Common Stock.

Until you acquire shares of Common Stock upon exercise of your Pre-Funded Warrants, you will have no rights with respect to the shares of Common Stock underlying such Pre-Funded Warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of a $0.0001 cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the Pre-Funded Warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Significant holders or beneficial holders of shares of the Common Stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

The Pre-Funded Warrants contain limitations on exercise that may restrict a holder's ability to exercise the Pre-Funded Warrants. For so long as applicable under the Nasdaq listing rules, a holder will not be permitted to exercise any portion of its Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own more than 9.99% of our outstanding Common Stock or the combined voting power of our outstanding voting securities, unless we have obtained the requisite shareholder approval or the limitation otherwise ceases to apply. In addition, the Pre-Funded Warrants contain customary beneficial ownership limitations that prohibit a holder from exercising any portion of its Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would beneficially own more than 4.99% of our outstanding Common Stock (or, at the holder's election upon prior notice to us, 9.99%).

As a result of these exercise limitations, holders may be unable to exercise their Pre-Funded Warrants at a time when doing so would otherwise be economically advantageous. In such circumstances, a holder could seek to sell its Pre-Funded Warrants to realize value, but may be unable to do so because there is no established trading market for the Pre-Funded Warrants and they are subject to applicable transfer restrictions. Accordingly, holders may not be able to realize the full value of their investment in the Pre-Funded Warrants.

Upon the occurrence of certain fundamental transactions, holders of the Pre-Funded Warrants may receive cash, securities or other property in exchange for, or upon exercise of, the Pre-Funded Warrants.

If, at any time while the Pre-Funded Warrants remain outstanding, we consummate a "Fundamental Transaction" (as defined in the Pre-Funded Warrants), including, among other transactions, a merger, consolidation, tender or exchange offer, sale of substantially all of our assets, recapitalization or other business combination, the holders of the Pre-Funded Warrants will, upon exercise of the Pre-Funded Warrants following such transaction, generally be entitled to receive the same type and amount of consideration that the holders of the underlying Common Stock would have been entitled to receive in connection with the Fundamental Transaction (the "Alternate Consideration"), subject to the terms and limitations of the Pre-Funded Warrants. If holders of our Common Stock are given a choice regarding the form of consideration to be received in the Fundamental Transaction, holders of the Pre-Funded Warrants will generally be afforded the same choice with respect to the Alternate Consideration they receive upon exercise of the Pre-Funded Warrants following the transaction. As a result, depending on the structure of the Fundamental Transaction, holders of the Pre-Funded Warrants may receive cash, securities, other property or a combination thereof upon exercise of the Pre-Funded Warrants after the transaction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “intends,” “plans,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, and similar expressions are intended to identify forward-looking statements.  We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, achievements or industry results, expressed or implied by such forward-looking statements.  Such forward-looking statements include, among other statements, statements regarding the following:

•	our current and future capital requirements and our ability to satisfy our capital needs through financing transactions or otherwise;

•	our ability to meet the requirements of our existing debt facility;

•	our product launches and market penetration plans;

•	the execution of agreements with various providers for our solution;

•	our ability to maintain our relationships with key partners;

•	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

•	our ability to retain key executive members;

•	our ability to internally develop new inventions and intellectual property;

•	that our financial position raises substantial doubt about our ability to continue as a going concern;

•	the ability to consummate a potential sale, merger or strategic business combination;

•	general market, political and economic conditions in the countries in which we operate, including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the attack by Hamas and other terrorist organizations in the Middle East and Israel’s war against them;

•	changes or developments in U.S. laws or policies, including changes in U.S. trade policies and tariffs;

•	interpretations of current laws and the passages of future laws;

•	acceptance of our business model by investors; and

•	other important risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which was filed with the SEC on March 19, 2026, as they may be updated or supplemented from time-to-time in our subsequent reports on Forms 10-Q and 8-K filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Should one or more of the risks or uncertainties described in this prospectus supplement occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Any forward-looking statement made by us in this prospectus supplement is based only on information currently available to us and speaks only as of the date hereof. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of this prospectus supplement, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

You should read this prospectus supplement together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds we receive from this offering will be approximately $ million after deducting the Placement Agent commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants. In the event that the Pre-Funded Warrants are exercised, we will not receive any meaningful amount of additional funds upon such exercise.

We may use the net proceeds of this offering, if any, for working capital, investments, acquisitions, and general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our capital stock. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay cash dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock currently consists of four hundred million (400,000,000) shares of common stock, par value $0.0001 per share and five million (5,000,000) shares of blank-check preferred stock, par value $0.0001 per share. As of July 21, 2026, we had 7,341,866 outstanding shares of our Common Stock.

Description of Capital Stock

Common Stock

Our Common Stock is listed on Nasdaq under the symbol “DRIO.” The transfer agent and registrar for the Common Stock is VStock Transfer, LLC is the transfer agent and registrar for our common stock. Their address is 18 Lafayette Place, Woodmere, NY 11598, telephone number (212) 828-8436.

The material terms of the Common Stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Description of Pre-Funded Warrants

Pre-Funded Warrants to be Issued in this Offering

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. All Pre-Funded Warrants will be issued in certificated form.

General Terms of the Pre-Funded Warrants

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and exercise price.

Exercisability

Each Pre-Funded Warrant will be immediately exercisable upon issuance and will remain exercisable until exercised in full. The Pre-Funded Warrants may be exercised, at the option of the holder, in whole or in part, by delivering a duly executed notice of exercise and payment of the applicable exercise price (unless exercised on a cashless basis where permitted under the terms of the Pre-Funded Warrant). The number of shares of Common Stock issuable upon exercise and the exercise price are subject to customary adjustments upon the occurrence of certain events, including stock dividends, stock splits, combinations, reclassifications and similar transactions affecting our Common Stock.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance or resale of the shares issuable upon exercise of the Pre-Funded Warrant, the holder may exercise the Pre-Funded Warrant on a cashless basis. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrant, the holder may elect to exercise the Pre-Funded Warrant on a cashless basis. In lieu of paying the exercise price in cash, the holder will receive a net number of shares of Common Stock determined pursuant to the formula set forth in the Pre-Funded Warrant.

Exercise Limitations

The Pre-Funded Warrants contain limitations on exercise. For so long as applicable under the Nasdaq listing rules, we may not effect the exercise of any Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own more than 9.99% of our outstanding Common Stock or the combined voting power of our outstanding voting securities, unless we have obtained the requisite stockholder approval or such limitation otherwise ceases to apply. In addition, each holder is initially subject to a beneficial ownership limitation of 4.99% of our outstanding Common Stock immediately after giving effect to the exercise of its Pre-Funded Warrants, which may be increased to 9.99% at the holder's election upon prior notice to us. A holder may increase or decrease its beneficial ownership limitation upon at least 61 days' prior written notice to us, subject to the terms of the Pre-Funded Warrants.

Certain Adjustments

The exercise price and number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants may be proportionally adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations and certain recapitalizations of our Common Stock.

Rights Upon Distribution of Assets; Purchase Rights

If we distribute assets, including cash dividends, any securities (other than a stock dividend of Common Stock, described under “—Certain Adjustments”) or other property, to our stockholders, the Pre-Funded Warrant holders shall be entitled to participate in such distribution to the same extent that such holder would have participated had the holder held the number of shares of Common Stock acquirable upon complete exercise of its Pre-Funded Warrants. If such distribution would cause such holder to exceed the Beneficial Ownership Limitation (as defined in the Pre-Funded Warrants), the holder will not be entitled to participate in the distribution to such extent that the Beneficial Ownership Limitation would be exceeded and the distribution will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Beneficial Ownership Limitation.

If we grant, issue or sell pro rata to our stockholders, any options, convertible securities or rights to purchase stock, warrants, securities or other property, the Pre-Funded Warrant holders will be entitled to acquire such purchase rights to the same extent such holder would have acquired had the holder held the number of shares of Common Stock acquirable upon complete exercise of its Pre-Funded Warrants. If such right to participate in any such purchase rights would cause such holder to exceed the Beneficial Ownership Limitation, then the holder will not be entitled to participate in such purchase right to such extent that the Beneficial Ownership Limitation would be exceeded by such purchase right, and to the extent necessary to prevent such occurrence, will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Beneficial Ownership Limitation.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a Pre-Funded Warrant upon surrender of the Pre-Funded Warrant to us with a duly executed assignment in the form attached to the Pre-Funded Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Listing

There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Pre-Funded Warrant, solely in such holder’s capacity as a holder of a Pre-Funded Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Fundamental Transactions

Subject to the terms and limitations set forth in the Pre-Funded Warrants, if we (or any of our subsidiaries) consummate certain fundamental transactions, including a merger or consolidation, sale or other disposition of all or substantially all of our assets, tender or exchange offer, reclassification, recapitalization, compulsory share exchange or other business combination in which our Common Stock is converted into or exchanged for securities, cash or other property, then, upon any subsequent exercise of the Pre-Funded Warrants, the holder will generally be entitled to receive, in lieu of the shares of Common Stock otherwise issuable upon such exercise, the same type and amount of consideration (the "Alternate Consideration") that the holder would have been entitled to receive had it exercised the Pre-Funded Warrants immediately prior to the consummation of such fundamental transaction, subject to the terms and limitations of the Pre-Funded Warrants. If holders of our Common Stock are given a choice as to the form of consideration to be received in the fundamental transaction, holders of the Pre-Funded Warrants will generally be afforded the same choice with respect to the Alternate Consideration receivable upon exercise of the Pre-Funded Warrants following such transaction.

Amendments and Waivers

The provisions of each Pre-Funded Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Pre-Funded Warrants. As to any fraction of a share of Common Stock which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-Funded Warrant per whole share or round such fractional share up to the nearest whole share of Common Stock.

Governing Law

All questions concerning the construction, validity, enforcement and interpretation of the Pre-Funded Warrants shall be governed by and construed and enforced in accordance with the law of the State of New York.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated July 22, 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. The Placement Agent is a statutory underwriter within the meaning of the Securities Act. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors shall rely solely on this prospectus supplement and the accompanying prospectus in connection with the purchase of our securities in this offering. We are not requiring any minimum purchase or sale of any specific number of securities in order for us to consummate this offering.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about July 23, 2026.

Indemnification

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. as the sole placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total(3)
Offering Price(4)	$6.80	$6.7999	$23,590,899
Placement Agent fees(1)	$0.1392	$0.1392	$482,808
Proceeds, before expenses, to us(2)	$6.6608	$6.6607	$23,108,091

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to (i) 6.00% of the aggregate proceeds from the sale of the securities sold in this offering to certain investors, and (ii) 1.00% of the aggregate proceeds from the sale of the securities sold in this offering to certain other investors. The Company has agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

(2)	Does not give effect to any exercise of any Pre-Funded Warrants being issued in this offering.

(3)	Reflects actual amounts.

(4)	A member our Board of Directors participated in the offering by purchasing 14,430 shares of Common Stock at an offering price of $6.93 per share, representing an aggregate purchase price of approximately $100,000.

We have also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by them in connection with the offering in an aggregate amount up to $60,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $280,000, which includes up to $60,000 of legal fees that we have agreed to reimburse the Placement Agent in connection with this offering.

A member of our Board of Directors participated in the offering by purchasing 14,430 shares of Common Stock at an offering price of $6.93 per share, representing an aggregate purchase price of approximately $100,000. The Placement Agent will receive a fee equal to 1.00% of the aggregate proceeds from the sale of the securities sold to these persons.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As a statutory underwriter, the Placement Agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Nasdaq Listing

Our Common Stock is quoted on Nasdaq under the symbol “DRIO.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not plan on making an application to list the Pre-Funded Warrants on Nasdaq, any securities exchange or any recognized trading system.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock during a period ending thirty (30) days after the date of such lock-up agreements, without first obtaining the written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of Common Stock, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities;

•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of Common Stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession, in connection with the satisfaction of certain tax obligations and pursuant to existing 10b5-1 trading plans.

In addition, we have agreed that, subject to certain exceptions, that for a period of thirty (30) days after the closing of this offering (the “Restricted Period”) (i) we will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the final prospectus supplement relating to this offering or a registration statement on Form S-8 in connection with any employee benefit plan (including the Company’s Employee Stock Purchase Plan). Notwithstanding the foregoing, during the Restricted Period, the Company is permitted to make sales under the ATM Facility.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, on March 30, 2026, we entered into the Sales Agreement with the Placement Agent pursuant to which we may offer and sell, from time to time, up to an aggregate of $20.0 million of shares of our common stock under the ATM Facility. Sales of shares under the Sales Agreement, if any, may be made by any method permitted by law that is deemed to be an “at the market offering” under Rule 415(a)(4) under the Securities Act, or in negotiated transactions or as principal pursuant to a separate terms agreement. The Sales Agreement provides that the Placement Agent is entitled to a commission of 3.0% of the gross sales price of shares sold under the ATM Facility. We have also agreed to reimburse certain reasonable and documented expenses of the Placement Agent, including legal fees and other customary expenses, subject to specified caps. The Sales Agreement contains customary representations, warranties, covenants, indemnification obligations and termination provisions. As of July 21, 2026, we sold an aggregate of 14,191 shares under the ATM Facility for gross proceeds of approximately $0.11 million and net proceeds of approximately $0.10 million, after deducting placement agent fees.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of our Common Stock. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Placement Agent and the Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically. The Placement Agent’s address is 590 Madison Ave., 28th Floor, New York, NY 10022.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of shares of Common Stock issued pursuant to this offering (the “Shares”); the purchase, exercise, disposition and lapse of the Pre-Funded Warrants issued pursuant to this offering; and the purchase, ownership and disposition of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares”). The Shares, the Pre-Funded Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities.” All prospective holders of the Offered Securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Offered Securities.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and Dario has not obtained, nor does it intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Offered Securities.

This discussion addresses only Offered Securities that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) by holders that acquired the relevant Shares and Warrants pursuant to this offering. This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes). It does not address holders that are subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who hold any of the Offered Securities as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons deemed to sell any of the Offered Securities under the constructive sale provisions of the Code;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);

•	regulated investment companies or real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	U.S. expatriates and former citizens or former long-term residents of the United States;

•	holders that acquire the Offered Securities through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan; or

If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own the Offered Securities should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the Offered Securities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Offered Securities, that, for U.S. federal income tax purposes is, or is treated as:

•	an individual that is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of the Offered Securities that is not a U.S. Holder.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES.

Exercise of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of Common Stock for U.S. federal income tax purposes. Accordingly, a holder will not be required to recognize income, gain or loss upon exercise of a Pre-Funded Warrant, except with respect to cash, if any, received in lieu of a fractional share. Upon exercise, the holding period of a Pre-Funded Warrant should carry over to the Warrant Share received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Warrant Share received upon exercise increased by the exercise price of $0.0001 and reduced by any portion of the basis allocable to a fractional share for which cash was received. Holders should consult their tax advisors regarding the tax treatment of Pre-Funded Warrants. The remainder of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Distributions on Shares, Pre-Funded Warrants and Warrant Shares

Dario does not anticipate declaring or paying any cash dividends to holders of Dario’s Common Stock in the foreseeable future. If Dario makes distributions of cash or other property on the Shares, Pre-Funded Warrants or Warrant Shares (other than certain distributions of stock), such distributions will constitute dividends to the extent paid out of Dario’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of Dario’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Shares, Pre-Funded Warrants or Warrant Shares, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale, Exchange or Other Taxable Disposition of the Shares, Pre-Funded Warrants and Warrant Shares.”

Sale, Exchange or Other Taxable Disposition of the Shares, Pre-Funded Warrants and Warrant Shares

Upon the sale, exchange or other taxable disposition of the Shares, Pre-Funded Warrants or Warrant Shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the Shares, Pre-Funded Warrants or Warrant Shares. This capital gain or loss will be long term capital gain or loss if the U.S. Holder’s holding period in such Shares, Pre-Funded Warrants or Warrant Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Lapse of Pre-Funded Warrants

If a Pre-Funded Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in such Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Certain Adjustments to and Distributions on the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Pre-Funded Warrants, or an adjustment to the exercise price of the Pre-Funded Warrants (or in certain circumstances, a failure to make adjustments), may be treated as a constructive distribution to a U.S. Holder of the Pre-Funded Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in Dario’s earnings and profits as determined under U.S. federal income tax principles or Dario’s assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to Dario stockholders). Such distributions will constitute dividends to the extent deemed paid out of Dario’s current or accumulated earnings and profits, as discussed above under “Distributions on Shares, Pre-Funded Warrants and Warrant Shares,” notwithstanding the fact that holders of the Pre-Funded Warrants will not receive a cash payment in respect thereof. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the number of Warrant Shares that will be issued on the exercise of the Pre-Funded Warrants or the exercise price of the Pre-Funded Warrants.

Backup Withholding and Information Reporting

In general, backup withholding and information reporting requirements may apply to payments on the Offered Securities and to the receipt of proceeds on the sale, exchange or other taxable disposition of the Offered Securities. Backup withholding (currently at a rate of 24 percent) may apply if a U.S. Holder fails to furnish its taxpayer identification number, a U.S. Holder fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends, or such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain U.S. Holders generally are not subject to backup withholding and information reporting requirements, provided that their exemptions from backup withholding and information reporting are properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Tax Considerations Applicable to Non-U.S. Holders

Distributions on Shares, Pre-Funded Warrants and Warrant Shares

As mentioned above, Dario does not anticipate declaring or paying any cash dividends to holders of Dario’s Common Stock in the foreseeable future. However, distributions of cash or other property (other than certain distributions of stock) on the Shares, Pre-Funded Warrants or Warrant Shares will constitute dividends to the extent paid out of Dario’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of Dario’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be subject to the treatment as described below under “— Gain on Sale or Other Taxable Disposition of the Offered Securities.”

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30-percent rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, the Non-U.S. Holder will be required to provide Dario or Dario’s paying agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a United States person and is eligible for the benefits under the applicable income tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the Offered Securities through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty who fails to timely provide an IRS Form W-8BEN or W-8BEN-E (or appropriate successor form), as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. Holder. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to Non-U.S. Holders. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30-percent rate (or such lower rate as may be specified by an applicable income tax treaty).

Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax.

Gain on Sale, Redemption or Other Taxable Disposition of the Offered Securities

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange, redemption or other taxable disposition of the Offered Securities unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States),

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	Dario is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder is not eligible for an exemption under an applicable income tax treaty.

Dario believes that it is not, and does not anticipate becoming, a United States real property holding corporation. Even if Dario is or has been a United States real property holding corporation during the specified testing period, as long as Dario’s Common Stock is regularly traded on an established securities market (such as the Nasdaq Capital Market) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of Shares or Warrant Shares if the Non-U.S. Holder does not own or has not owned (actually or constructively) more than 5 percent of Dario’s Common Stock at any time during the shorter of the two periods mentioned above.

In addition, although a 15% withholding tax generally applies to gross proceeds from the sale, redemption or other taxable disposition of the stock of or certain other interests in a United States real property holding company, such 15% withholding tax generally will not apply to the disposition of Shares or Warrant Shares so long as Dario’s Common Stock is regularly traded on an established securities market. However, the exception described in the previous sentence may not apply to certain dispositions of Shares, Pre-Funded Warrants or Warrant Shares if the Non-U.S. Holder exceeds the 5-percent threshold mentioned above.

If a Non-U.S. Holder recognizes gain on a sale, redemption or other taxable disposition of the Offered Securities that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates generally applicable to a United States person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30-percent rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax.

Certain Adjustments to and Distributions on the Pre-Funded Warrants

As discussed above under “—Tax Considerations Applicable to U.S. Holders—Certain Adjustments to and Distributions on the Pre-Funded Warrants,” certain adjustments to the number of Warrant Shares on the exercise of the Pre-Funded Warrants, or an adjustment to the exercise price of the Pre-Funded Warrants (or certain failures to make adjustments), may be treated as a constructive distribution with respect to the Pre-Funded Warrants. Constructive distributions will constitute dividends to the extent such distributions are deemed paid out of Dario’s earnings and profits, notwithstanding the fact that holders of the Pre-Funded Warrants will not receive a cash payment in respect thereof. In the event of such a deemed dividend, Dario may be required to withhold tax from subsequent distributions of cash or property to Non-U.S. Holders. Further, if an applicable withholding agent pays such withholding taxes on behalf of a Non-U.S. Holder with respect to such dividends, the withholding agent may withhold any such withholding tax from any cash to be paid to or set-off such amount against certain other funds or assets belonging to such Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Pre-Funded Warrants.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on the Offered Securities. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale, exchange or other taxable disposition of the Offered Securities to or through the U.S. office (and, in certain cases, the foreign office) of a broker.

A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24 percent) on payments on the Offered Securities or on the proceeds from a sale, exchange or other taxable disposition of the Offered Securities unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BENE or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Provisions of the Code commonly referred to as “FATCA” generally require withholding of 30 percent on payments of dividends on the Offered Securities, as well as payments of gross proceeds of dispositions of the Offered Securities, to a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied or an exemption applies. However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or the proposed Treasury regulations are withdrawn. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the Offered Securities.

Dario will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE OFFERED SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The Placement Agent is being represented in connection with this offering by Thompson Hine LLP, New York, New York with respect to U.S. legal matters.

EXPERTS

The financial statements as of December 31, 2025 and for the year ended December 31, 2025 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of DarioHealth Corp. as of December 31, 2024, and for the year in the period ended December 31, 2024 appearing in DarioHealth Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon as of December 31, 2025 and incorporated by reference herein. Such incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “For Investors--Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.   Our website address is www.dariohealth.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to the common stock offered hereby.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 19, 2026;
(2)	Our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 13, 2026;
(3)	Our Current Reports on Form 8-K, as filed with the SEC on January 29, 2026, February 2, 2026, March 30, 2026, April 13, 2026, and July 10, 2026; and

(4)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of Common Stock and Pre-Funded Warrants made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents should be directed to: 322 W. 57th St., New York, New York, 10019 Attention: Director of Finance, +(972)-4-770-4042.

You may also access these documents on our website, www.dariohealth.com. The information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus, or the registration statement of which they form a part.

PROSPECTUS

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may from time to time sell common stock, preferred stock, warrants to purchase common stock or preferred stock, and units in one or more offerings, for an aggregate initial offering amount of $100,000,000. We refer to the common stock, preferred stock, warrants to purchase common stock or preferred stock, and units collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “DRIO.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2026.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Dario,” “DarioHealth,” “the Company,” “we,” “our,” and “us” refer to DarioHealth Corp., a Delaware corporation and our subsidiary LabStyle Innovation Ltd., an Israeli company, PsyInnovations Inc., a Delaware company, Twill, Inc., a Delaware company, and DarioHealth Services Pvt. Ltd., an Indian company. “Dario” is registered as a trademark in the United States, China, the EU, Canada, Hong Kong, Australia, and Brazil. It is also registered as a WO (WIPO registration).

“DarioHealth” is registered as a trademark in the United States, Israel, China, the EU, Canada, Australia, Hong Kong, Brazil, India, and Japan. It is also registered as a WO (WIPO registration).

All dollar amounts refer to U.S. dollars unless otherwise indicated.

All information included herein relating to shares or price per share reflects the 1-for-20 reverse split effected by us on August 28, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a vertically integrated health intelligence platform with a mission to power the behavior changes that drive better health. Unlike software-only digital health platforms, we own the complete chain of value in chronic care management - connected FDA-cleared hardware devices that generate continuous physiological data, artificial intelligence, or AI, built on that proprietary data, and a behavior change and coaching layer validated through over 100 peer-reviewed clinical studies. We are committed to transforming healthcare by delivering a comprehensive and highly engaging whole-person health platform, which enables us to create a future where healthy change is effortless and accessible to all.

At the core of our mission and vision is engagement. We believe that most existing digital health solutions in the market fail to deliver improved health outcomes because users are not engaged due to a lack relevance, personalization, consumerization, and longitudinal data and information. We, and our acquired companies, first commercialized our digital behavioral health products in the direct-to-consumer, or D2C, marketplace, and we continue to use the D2C marketplace as a sandbox and laboratory to innovation. These consumers pay for these digital health products out of their own pockets and are therefore the most value driven among all healthcare consumers. These consumers demanded that we deliver highly engaging user experiences that deliver strong clinical health outcomes for which consumers will pay. If users are not engaged in digital solutions over a long period of time, they cannot change their behavior and they cannot get healthier – we first deliver engagement followed by sustained behavior change that then leads to measurable health outcomes and improvement. We believe that our D2C marketplace roots and continued focus delivers better user experiences, longer sustained engagement, stronger clinical outcomes, at the most affordable prices, that then delivers the highest return on investment, or ROI, in the industry.

Our whole-person health model includes the following five elements:

1.	Physical Health: Focuses on the prevention, and treatment of physical ailments; primarily cardiometabolic and musculoskeletal conditions.

2.	Mental Health: Addresses emotional and psychological well-being, including stress management, as well as clinical anxiety, and depression across all levels of severity.

3.	Social and Environmental Factors: Considers influences like socioeconomic status, community resources, housing, and education.

4.	Individualized Care: Tailored user journey and care plans that respect personal goals, cultural values, and life circumstances.

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5.	Integration of Clinical Services: Combines different healthcare providers and systems to deliver seamless care for both physical and mental health needs.

We have created our whole-person healthcare solution through both organic development and acquisitions of leading companies across several therapeutic areas. As a digital health consolidation leader, we have acquired companies that have spent over a decade and nearly $525 million, in combination with our own investment, to develop and deliver the most engaging whole-person health platform in the market to empower individuals to achieve their optimal health through data-driven, precision AI personalized care solutions that integrate the management of physical and mental health needs.

Leveraging advanced analytics, data-driven AI precision and personalization, a deep understanding of consumer behavior, user-centric technology, and a holistic approach, we provide tailored interventions that meet the unique needs of each user to deliver the health industry’s highest levels of user activation and sustained engagement. Our digital self-care solutions ensure optimal levels of clinical outcomes with the highest levels of clinical efficacy by empowering users to overcome the psychological, social, and physical barriers to effective and sustainable behavior change.

With our whole-person digital health platform, we address a broad range of health needs, including chronic condition management (e.g., diabetes, hypertension, obesity, and musculoskeletal issues), behavioral health (e.g., stress, anxiety, and depression), and preventive care. By integrating digital therapeutics and well-being solutions with real-time data monitoring and access to professional care teams, we ensure an AI driven adaptive and continuous care experience that combines digital self-care, with virtual coaching, and virtual clinical care. As of 2026, our eligible user base spans millions of individuals worldwide, supported by collaborations with employers, health plans, pharmaceutical companies, and providers aiming to deliver instant access to the highest quality and most effective self-care and virtual human care that delivers the optimal level of clinical utilization to ensure the best value and outcomes to our users and customers.

Who We Serve

DarioHealth serves four key markets:

1.	Employers: We work with medium-to-large employers, including some of the world’s largest tech companies, to offer chronic condition solutions that drive meaningful healthcare savings and ROI.

2.	Health Plans: We partner with leading national and regional health plans, specializing in behavioral health for Medicare and Medicaid populations, and expanding into broader chronic condition management.

3.	Pharmaceutical Companies: We help pharma partners with patient engagement, improving adherence, and leveraging data analytics to optimize treatment pathways.

4.	Direct-to-Consumer: This is our historical foundation and remains an innovation lab where we test new solutions before launching them in business-to-business markets.

How We Generate Revenue

Our revenue comes from subscription-based models priced per member or per engaged user, often combined with milestone payments and performance-based guarantees. We differentiate ourselves through risk-based agreements tied to measurable health outcomes, ensuring aligned incentives and maximizing ROI for our customers.

Corporate Information

Our address is 322 W. 57th St., New York, New York 10019, and our telephone number is (972)-4 770-4042. Our corporate website is: www.dariohealth.com/. The content of our website shall not be deemed incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31,  2025 as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our common stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our common stock could decline as a result of any of these risks. You could lose all or part of your investment in our common stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

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USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for commercial, sales and marketing activities, research and development of our products, mergers and acquisitions, corporate activities and for general working capital purposes.

In addition, we may from time to time evaluate opportunities to repurchase or otherwise acquire outstanding equity securities of the Company, including blocks of our common stock that may be offered for sale by significant stockholders. While we have not entered into any agreements or commitments with respect to any such repurchases or acquisitions, we may use a portion of the net proceeds from this offering for these purposes if and when appropriate opportunities arise.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

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THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, shares of common stock, preferred stock and warrants to purchase common stock or preferred shares, and units. The total initial offering price of all securities that we may issue in these offerings will not exceed $100,000,000.

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DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC, as well as the provisions of the Delaware General Corporation Law. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement.

General

Our authorized capital stock currently consists of four hundred million (400,000,000) shares of common stock, par value $0.0001 per share and five million (5,000,000) shares of blank-check preferred stock, par value $0.0001 per share. As of March 19, 2026, we had 7,300,406 shares of our common stock.

Description of Common Stock

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors, or our Board, may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our Board. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

Description of Preferred Stock

There can be one or more series of Preferred Stock. The Company can establish from time to time the number of shares to be included in each such series, as well as to fix the designation and any preferences, conversion and other rights and limitations of such series. These rights and limitations may include voting powers, limitations as to dividends, and qualifications and terms and conditions of redemption of the shares of each such series.

Meetings of Stockholders

An annual meeting of our stockholders shall be held on the day and at the time as may be set by our Board, at which the stockholders shall elect the board of directors and transact such other business as may properly be brought before the meeting. All annual meetings of stockholders are to be held at our registered office in the State of Delaware or at such other place as may be determined by our Board.

Special meetings of our stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by our Board of Directors, the Chairman of the Board or the Chief Executive Officer, President or other executive officer of the Company, or at the request, in writing, of the stockholders of record, and only of record, owning not less than sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the Company issued and outstanding and entitled to vote. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice for such meeting.

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Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board to thwart a takeover attempt;

•	provide that vacancies on our Board, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	provide that special meetings of stockholders may only be called by our Chairman, Chief Executive Officer and/or President or other executive officer, our Board or a super-majority (66 2/3%) of our stockholders;

•	place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders;

•	do not provide stockholders with the ability to cumulate their votes; and

•	provide that our Board or a super-majority of our stockholders (66 2/3%) may amend our bylaws.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our common stock. Their address is 18 Lafayette Place, Woodmere, NY 11598, telephone (212) 828-8436.

Listing

Our common stock is traded on Nasdaq under the symbol “DRIO.”

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants (and any securities issuable upon exercise of such warrants) in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement.

General

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common or preferred stock, and the warrants may be attached to or separate from the common or preferred stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these stock may be purchased upon such exercise;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants, if material;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time, up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds or such other consideration as may be permitted, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock, preferred stock and/or warrants for the purchase of common stock and/or preferred stock, in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. We will incorporate by reference as exhibits to the registration statement the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such distinct series as we determine.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors in privately negotiated transactions;

•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market price prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

•	the name or names of any agents or underwriters;

•	any securities exchange or market on which the common stock may be listed;

•	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

•	any options pursuant to which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

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If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit.” In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the shares of common stock is completed. However, underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions - Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•	Options to purchase additional stock and syndicate covering transactions - Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

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•	Penalty bids - If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common stock is traded on Nasdaq. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the common stock in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, passed upon the validity of the securities offered hereby.

EXPERTS

The financial statements as of December 31, 2025 and for the year ended December 31, 2025 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers international limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of DarioHealth Corp. as of December 31, 2024, and for the year in the period ended December 31, 2024 appearing in DarioHealth Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon as of December 31, 2025 and incorporated by reference herein. Such incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.mydario.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the common stock offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 19, 2026;

(2)	Our Current Reports on Form 8-K and 8-K/A, as filed with the SEC on January 29, 2026 and February 2, 2026; and

(3)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 322 W. 57th St., New York, New York, 10019 Attention: Director of Finance, (972)-4-770-4042.

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2,451,490 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,017,499 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

July 22, 2026